Exhibit 23.3
INDEPENDENT ACCOUNTANT’S CONSENT
We consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2 of Citizens First Corporation of our report, included herein, dated August 18, 2006, with respect to the financial statements of Kentucky Banking Centers, Inc., included herein, and to the reference to us under the heading “Experts” in the prospectus.
/s/ Crowe Chizek and Company LLC
Louisville, Kentucky
September 29, 2006